EXHIBIT 32.2

CERTIFICATION OF THE chief FINANCIAL
OFFICER PURSUANT TO 18 U.S.C. ss. 1350, AS ADOPTED PURSUANT TO SECTION
906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report (the "Report") of Digerati Technologies, Inc. (the "Company") on Form 10-Q for the period ending October 31, 2016, as filed with the Securities and Exchange Commission on the date hereof, I, Antonio Estrada Jr., the Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002,

1)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	the information in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By	/s/ Antonio Estrada Jr.
Antonio Estrada Jr.
Chief Financial Officer

November 30, 2016